UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2021

BLUE OWL CAPITAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39653	86-3906032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

399 Park Avenue
38th Floor
New York, NY	10022
(Address of principal executive offices)	(Zip Code)

+1 (212) 419-3000

Registrant’s telephone number, including area code

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Shares	OWL	New York Stock Exchange
Warrants to purchase Class A Shares	OWL.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement of Purchase and Sale

On September 20, 2021, Blue Owl Capital Inc. (the “Company”) entered into an Agreement of Purchase and Sale, dated as of September 20, 2021, by and among the Company and Blue Owl Capital Holdings LP on the one hand, and each of Koch Companies Defined Benefit Master Trust (“Koch Pension”), Koch Financial Assets III, LLC (“KFA”) and Illiquid Markets 1888 Fund, LLC (“Illiquid Markets” and, together with Koch Pension and KFA, each a “Dyal Fund Investor”), on the other hand (each, a “Purchase and Sale Agreement”). Pursuant to the terms of each Purchase and Sale Agreement, Dyal Fund Investors relinquished their respective rights to receive management fee shares with respect to Dyal Capital Partners III (A) LP, Dyal Capital Partners III (B) LP, Dyal Capital Partners IV (A) LP, Dyal Capital Partners IV (B) LP, Dyal Capital Partners IV (C) LP, Dyal Capital Partners V (A) LP, Dyal Capital Partners V (B) LP and/or Dyal Finance Investors (US) LP, as well as feeder funds, alternative vehicles, parallel funds and future investment funds, accounts, vehicles and/or other similar arrangements investing alongside therewith, or formed in succession thereof. Applicable Dyal Fund Investors also waived the respective competing fund covenants in respect of each of Dyal Capital Partners V (A) LP, Dyal Capital Partners V (B) LP and/or Dyal Finance Investors (US) LP, as applicable, and agreed to subscribe for incremental commitments to Dyal Capital Partners V (A) LP and/or Dyal Capital Partners V (B) LP. In exchange for the foregoing, (a) the Company issued its Class A common stock in the amount of (i) 18,799,854 shares to Koch Pension, (ii) 7,167,817 shares to KFA and (iii) 3,733,342 shares to Illiquid Markets, and (b) Capital Holdings paid a cash purchase price in the amount of (i) $36.2 million to Koch Pension, (ii) $13.8 million to KFA and (iii) $7.5 million to Illiquid Markets.

Registration Rights Agreement

On September 20, 2021, in connection with entering into the Purchase and Sale Agreements, the Company entered into Registration Rights Agreements, each dated as of September 20, 2021, with each of (i) Koch Pension, (ii) KFA and (iii) Illiquid Markets (each, a “Registration Rights Agreement”), that provides each Dyal Fund Investor with certain registration rights. The Registration Rights Agreements will, among other things, require the Company to use its reasonable best efforts to file a resale shelf registration statement registering each Dyal Fund Investor’s resale of the shares of the Company’s Class A common stock and will provide each Dyal Fund Investor with certain customary piggyback registration rights with respect to such shares of Class A common stock, subject to the limitations set forth therein.

The Purchase and Sale Agreements and the Registration Rights Agreements are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K pertaining to the Purchase and Sale Agreements are incorporated by reference into this 3.02 of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Agreement of Purchase and Sale, dated as of September 20, 2021, by and among Blue Owl Capital Inc., Blue Owl Capital Holdings LP and Illiquid Markets 1888 Fund, LLC

10.2	Agreement of Purchase and Sale, dated as of September 20, 2021, by and among Blue Owl Capital Inc., Blue Owl Capital Holdings LP and Koch Financial Assets III, LLC

10.3	Agreement of Purchase and Sale, dated as of September 20, 2021, by and among Blue Owl Capital Inc., Blue Owl Capital Holdings LP and Koch Companies Defined Benefit Master Trust

10.4	Registration Rights Agreement, dated as of September 20, 2021, by and between Blue Owl Capital Inc. and Koch Financial Assets III, LLC

10.5	Registration Rights Agreement, dated as of September 20, 2021, by and between Blue Owl Capital Inc. and Koch Companies Defined Benefit Master Trust

10.6	Registration Rights Agreement, dated as of September 20, 2021, by and between Blue Owl Capital Inc. and Illiquid Markets 1888 Fund, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE OWL CAPITAL INC.

Dated: September 20, 2021

	By:	/s/ Alan Kirshenbaum
	Name:	Alan Kirshenbaum
	Title:	Chief Financial Officer